EXHIBIT 10.8

RESTRUCTURING AND SETTLEMENT AGREEMENT

This Restructuring and Settlement Agreement (this “Agreement”) is made and entered into as of November 15, 2021, by and among Clean Vision Corporation, a Nevada corporation (the “Company”), 100BIO, LLC, a California limited liability company (“100BIO”) and Jea So (“So”). The Company, 100BIO and So are each referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and 100BIO previously entered into that certain Exchange Agreement dated as of September 21, 2020 (the “Exchange Agreement”), pursuant to which the Company agreed to issue to 100BIO a total of 2,000,000 shares of its Series A Redeemable Preferred Stock of the Company (the “Preferred Shares”) in exchange for membership units of 100BIO representing a 51% membership interest in 100BIO (the “Old Units”);

WHEREAS, in connection with the Exchange Agreement, the Company entered into an Employment Agreement with So (the “Employment Agreement”) pursuant to which, among other things, So was elected a director of the Company and received 500,000 restricted shares of the Company’s common stock (the “So Shares”).

WHEREAS, pursuant to the Certificate of Designation of the Preferred Shares (the “Certificate of Designation”), the Company has redeemed Preferred Shares in the amount of $150,000(the “Redeemed Amount”).

WHEREAS, subsequent to the Exchange Agreement, the Company raised funds through the issuances of loans and a Reg A securities offering (the “Financing”).

WHEREAS, the Company has commenced an action against 100BIO and So in the Superior Court State of California, Case No. 21STCV39143 (the “Action”) alleging, inter alia, fraud in the inducement of the Exchange Agreement and the Employment Agreement and breach of the Exchange Agreement and Employment and seeking a Declaratory Judgment.

WHEREAS, the Company has determined that the business of 100BIO does not fit within the Company’s business plan, as that plan has evolved since the date of the Exchange Agreement, and, accordingly, the Parties desire to restructure their relationship as set forth herein and resolve all disputes between them.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

1.             Exchange of 100BIO Units. The Company hereby surrenders for cancellation the Old Units. In consideration of such cancellation, 100BIO and So hereby (a) consent to the cancellation of the Preferred Shares,including the obligation of the Company to redeem any remaining Preferred Shares, and the Certificate of Designation and (b) agrees to issue to the Company newly issued membership interests in 100BIO, representing 3.5% of the outstanding membership interests in 100BIO after giving effect to such surrender and cancellation of the Old Units (the “New Units”). The consideration for the issuance of the New Units shall be the Redeemed Amount.

2.            Surrender of Shares. In connection with the transactions contemplated by Paragraph 1 above, and to induce the Company to enter into this Agreement, the Employment Agreement is hereby cancelled, the So Shares are hereby surrendered and cancelled, and So hereby confirms that her term as a director of the Company is terminated.

3.             Agreements and Representations

3.1           Agreements and Representations by the Company. The Company hereby represents, covenant, warrants and acknowledges that:

3.1.1        Ownership. The Company has not endorsed, sold, transferred, assigned or pledged any of the Old Units and is the sole record and beneficial owner of the Old Units free and clear of any liens, encumbrances, or other rights of third parties.

3.1.2           Authority. The Company has the authority to enter into this Agreement and the transactions contemplated herein, and, when this Agreement is executed and delivered by the Company, it shall constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.1.3           Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder including the surrender of the Old Units in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, or other agreement or instrument to which the Company is a party, or by which he or it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Company, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of the Company.

3.2           Representations by So. So hereby represents, warrants, covenants and acknowledges that:

3.2.1        No Endorsement. So has not endorsed, sold, transferred, assigned or pledged the So Shares or any interest in the So Shares.

3.3           Representations by 100BIO. 100BIO hereby represents, warrants, covenants and acknowledges that:

3.3.1       Authority. 100BIO has the authority to enter into this Agreement and the transactions contemplated herein, and, when this Agreement is executed and delivered by 100BIO, it shall constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms. In this connection, So hereby consents in her capacity as a member of the management committee of 100BIO to all of actions taken and commitments and representations made by 100BIO pursuant to this Agreement

3.3.2        Ability to Carry Out Obligations. The execution and delivery of this Agreement by 100BIO and the performance by 100BIO of its obligations hereunder including the cancellation of the Preferred Shares and the issuance of the New Units in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, or other agreement or instrument to which 100BIO is a party, or by which he or it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of 100BIO, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of 100BIO.

4.             Mutual Releases

4.1                By the Company. Subject to the performance of the obligations of So hereunder, the Company, on behalf of itself and its successors and assigns and each of its officers, directors, employees, representatives and agents hereby forever releases and discharges 100BIO and So and their respective heirs, successors, and assigns and each of their members, managers, partners, employees, representatives and agents from any and all claims, demands, causes of action, and liabilities of any kind whatsoever , whether known or unknown, with respect to any matter arising out of, resulting from or related to the Exchange Agreement, this Agreement, the Employment Agreement, the claims alleged in the Action, the Financing or the conduct of the business of 100BIO subsequent to the closing of the Exchange Agreement.

4.2                By 100BIO. 100BIO, on behalf of itself and its successors and assigns, and each of its members, managers, employees, representatives and agents hereby forever releases and discharges the Company and its heirs, successors, and assigns and each of its officers, directors, partners, shareholders, employees, representatives and agents from any and all claims, demands, causes of action, and liabilities of any kind whatsoever , whether known or unknown, with respect to any matter arising out of, resulting from or related to the Exchange Agreement, the Company’s performance or lack of performance pursuant to the Certificate of Designation pertaining to the Preferred Shares, this Agreement or the conduct of the business of 100BIO subsequent to the closing of the Exchange Agreement.

4.3           By So. Subject to the satisfaction of the obligations of the Company hereunder, So, on behalf of herself and her successors and assigns, and each of her representatives and agents, hereby forever releases and discharges, the Company and its heirs, successors and assigns, and each of their officers, directors, partners, members, employees, representatives and agents, from any and all claims, demands, causes of actions and liabilities of any kind whether known or unknown with respect to any matter arising out of, resulting from or related to the Exchange Agreement, the Employment Agreement (including any amounts due and payable there under), this Agreement, the Company’s performance or lack of performance pertaining to the Certificate of Designation pertaining to the Preferred Shares, or the conduct of the business of 100BIO subsequent to the closing of the Exchange Agreement.

4.4           Waiver of Civil Code Section 1542. In consideration for this Agreement, the Parties acknowledge that the releases set forth herein include potential claims and costs which may not be known or suspected to exist, and the Parties hereby agree that all rights under Section 1542 of the Civil Code of California are expressly waived with respect to such claims unless otherwise stated. California Civil Coe Section 1542 has been duly explained as reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if know by him or her, would have materially affected his or her settlement with the debtor or released party.”

4.5           Limitation on the General Release and Waiver of Civil Code Section 1542. The foregoing releases and waiver of Section 1542 do not include any of the rights, obligations, matters or representations created by or arising from this Agreement and each of the Parties hereby agrees to indemnify and hold the other Parties harmless from all costs, damages and claims arising from the breach by such Party of any of such Party’s obligations or representations hereunder.

5.                   Delivery of Information; Cooperation. Following the execution of this Agreement, each of 100BIO and So shall provide immediate access to, and will promptly make available to the Company and its duly authorized representatives for inspection, review, and photocopying, all properties, books, records, accounts, documents and other information of or relating in any way to 100BIO as is reasonably necessary for each to comply with any applicable corporate, tax, securities or other law, rule or regulation (e.g. filing tax returns) or to comply with any applicable law, rule or regulation or upon demand from a governmental authority. Additionally, at the request of the Company, So shall take all action reasonably necessary to insure that this Agreement and the actions and the representations made by 100BIO have been duly authorized.

6.                   Additional Covenants of the Parties

6.1           Covenant Not to Disparage. Each Party agrees that from the date hereof such Party shall not, directly or indirectly, disparage any other Party, whether verbally or in writing, and shall not, directly or indirectly, make any statement to the press or to third parties that may be derogatory or detrimental to any other party or such Party’s affiliates. Nothing in this paragraph shall preclude a Party from responding truthfully to inquiries made in connection with any legal or governmental proceeding or making disclosures required by applicable law or regulation, including filings with the US Securities and Exchange Commission or the OTC Markets.

6.2                Upon execution of this Agreement, Company hereby grants So and 100BIO an extension to respond to the Action until December 31, 2021, and agrees not to seek to enter any default against So or 100BIO in the Action. Subject to the compliance by So of her obligations hereunder, on or before December 31, 2021, the Company will take such action as may be required to cause the dismissal of the Action with prejudice and shall thereafter promptly provide So with copies of the Request for Dismissal filed with the Court and a copy of the Request for Dismissal as entered by the Court.

6.3                Indemnity. Company agrees to protect, defend and indemnify So from any and all demands, causes of action, and liabilities of any kind whatsoever, including costs and attorneys’ fees, with respect to any matter arising out of, resulting from or related to the Financing or the conduct of the Company’s business prior to the date of this Agreement except as may arise due to actions or lack of action on the part of So.(with respect to which So hereby indemnifies the Company and its affiliates from any liabilities arising therefrom).

7.             Miscellaneous.

7.1                Further Assurances; Dismissal of Action. Each Party will use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or reasonably desirable under applicable law to consummate the transactions contemplated by this Agreement. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

7.2                Survival of Representations and Warranties. All representations, warranties and covenants under this Agreement shall survive the delivery of this Agreement.

7.3           Affiliates. Wherever used in this Agreement, the term “affiliate” means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

7.4                Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

7.5                Entire Agreement. This Agreement contains the entire understanding between the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Parties hereto, with respect thereto.

7.6                Effect of Headings. The Section headings used in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

7.7                Severability. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.8                Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by a nationally recognized courier or other means of personal service, or sent by facsimile, PDF or registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Clean Vision Corporation:	Clean Vision Corporation Dan Bates, President and CEO 2711 N Sepulveda Boulevard, #1051 Manhattan Beach, CA 90266

If to So or 100BIO:	Jea So

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.9                Waivers. No waiver by any Party of any misrepresentation or breach of any provision hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent misrepresentation or breach of any provision hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

7.10            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns, except that no Party may assign or transfer his or its rights or obligations under this Agreement.

7.11            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date indicated above.

100BIO, LLC	Clean Vision Corporation:

By
Jea So	Dan Bates
Manager	CEO

Jea So